                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report: (Date of earliest event reported): October 2, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                   0-20017               13-3532643
        (State of                 (Commission            (IRS Employer
      Incorporation)              File Number)         Identification No.)
--------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON OCTOBER 2, 2002 REGARDING THE PRELIMINARY RESULTS FOR THE USE OF ARGATROBAN AS A TREATMENT FOR ACUTE ISCHEMIC STROKE.


        TEXAS BIOTECHNOLOGY ANNOUNCES PRELIMINARY RESULTS FOR THE USE OF
               ARGATROBAN AS A TREATMENT FOR ACUTE ISCHEMIC STROKE

               CONFERENCE CALL SCHEDULED FOR 8:30 AM EASTERN TIME
    U.S. DIAL-IN NUMBER: 888/273-9891 - INTERNATIONAL DIAL-IN: 612/332-0725

HOUSTON, TX - OCTOBER 2, 2002 -- Texas Biotechnology Corporation (NASDAQ: TXBI) today announced preliminary results for ARGIS-1, a Phase II multi-center trial designed to assess the safety and efficacy of two doses of Argatroban, compared to placebo, within 12 hours of the onset of a stroke. ARGIS-1, the first clinical trial in the U.S. to evaluate the use of a direct thrombin inhibitor as a treatment option in acute ischemic stroke, included 176 patients at 42 major stroke centers in North America. Safety, the primary endpoint for this study, was assessed in terms of incidence of symptomatic intracranial hemorrhage, a major concern in stroke patients receiving anti-coagulants and fibrinolytics.

Initial top line results showed that Argatroban met the primary endpoint, with no statistical difference in symptomatic intracranial hemorrhage rates between Argatroban and placebo. Positive results were also observed for the secondary safety endpoint, asymptomatic intracranial hemorrhage. While the ARGIS-1 trial was powered only to determine the safety of Argatroban, traditional neurologic assessments were also evaluated at intervals up to 90 days. Based on the preliminary analysis at 90 days, there were no statistically significant effects or major trends observed in the measures used to determine efficacy including: the Modified Rankin Scale, Barthel Index and the National Institute of Health Stroke Scale. A full analysis of the trial is underway to determine whether there were any meaningful efficacy trends in specific patient sub groups, stroke types and/or treatment windows. Full results are to be presented at the 28th International Stroke Meeting in February 2003.

"We are gratified to see the safety of anticoagulation with Argatroban confirmed in this underserved patient group," stated Bruce D. Given, M.D., President and CEO of Texas Biotechnology. "In light of a lack of an overall efficacy trend, and the high risk and high costs associated with stroke trials, it is unlikely that Texas Biotechnology will proceed independently with a full Phase III program. If the sub group analyses demonstrate potential efficacy in a defined patient population, Texas Biotechnology plans to pursue alternative means to fund further clinical development."

An NIH-sponsored trial evaluating Argatroban in combination with t-PA is expected to continue. Argatroban is currently approved in the U.S. by the U.S. Food & Drug Administration as an anticoagulant for the prophylaxis or treatment of thrombosis in patients with heparin-induced thrombocytopenia (HIT). Argatroban is also approved for use in patients who have or are at risk of HIT undergoing percutaneous coronary intervention.

Texas Biotechnology will host a conference call on Wednesday, October 2, 2002, at 8:30 AM
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Eastern. To participate in the call, dial 888/273-9891 and ask for the Texas
Biotechnology conference call. The international dial-in number is 612/332-0725. A replay of the conference call will also be available beginning at 11:30 AM Eastern on Wednesday, October 2 and will end on Thursday, October 3, 2002 at 11:59 PM Eastern. To access the replay dial 800/475-6701 in the United States and (320) 365-3844 for International access. The access code for the replay is 654860. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to expand use of Argatroban in other therapeutic settings. Texas Biotechnology has several other products in clinical development for cardiovascular and anti-inflammatory diseases. To learn more about Texas Biotechnology please go to our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.




                            [SIGNATURE PAGE FOLLOWS]

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date October 2, 2002                  TEXAS BIOTECHNOLOGY CORPORATION


                                      /s/ STEPHEN L. MUELLER
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
                                      Secretary and Treasurer